Exhibit 99.1
Palomar Holdings, Inc. Investor Day June 15, 2022

Disclaimer This presentation contains forward - looking statements about Palomar Holdings, Inc .. (the “Company”) .. These statements involve known and unknown risks that relate to the Company’s future events or future financial performance and the actual results could differ materially from those discussed in this presentation .. This presentation also includes financial measures which are not prepared in accordance with generally accepted accounting principles (“GAAP”) .. For a description of these non - GAAP financial measures and reconciliations of these non - GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the appendix to this present .. Forward - looking statements generally relate to future events or the Company’s future financial or operating performance .. In some cases, you can identify forward - looking statements because they contain words such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘expects’’, ‘‘plans’’, ‘‘anticipates’’, ‘‘could’’, ‘‘intends’’, ‘‘target’’, ‘‘projects’’, ‘‘contemplates’’, ‘‘believes’’, ‘‘estimates’’, ‘‘predicts’’, ‘‘would’’, ‘‘potential’’ or ‘‘continue’’ or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions .. These forward - looking statements include, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters .. These forward - looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict .. Such risks and uncertainties include, among others, future results of operations ; financial position ; the impact of the ongoing and global COVID - 19 pandemic ; general economic, political and other risks, including currency and stock market fluctuations and uncertain economic environment ; the volatility of the trading price of our common stock ; and our expectations about market trends .. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward - looking statements, and you should not place undue reliance on the Company’s forward - looking statements .. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes .. While the Company may elect to update these forward - looking statements at some point in the future, the Company has no current intention of doing so except to the extent required by applicable law .. You should, therefore, not rely on these forward - looking statements as representing the Company’s views as of any date subsequent to the date of this presentation .. Additional risks and uncertainties relating to the Company and its business can be found in the "Risk Factors" section of Palomar Holdings, Inc .. ’s most recent Annual Report on Form 10 - K, Quarterly Report on Form 10 - Q, and other filings with the United States Securities and Exchange Commission .. 2

Today’s Speakers Mac Armstrong Chief Executive Officer Chris Uchida Chief Financial Officer Jon Christianson President Angela Grant Chief Legal Officer Michelle Johnson Chief Talent & Diversity Officer Robert Beyerle Chief Underwriting Officer Jon Knutzen Chief Risk Officer 3

Today's Agenda

TIME	SECTION	SPEAKER
8:00am – 8:10am	Overview	Mac Armstrong
8:10am – 8:25am	What Makes Palomar A Specialty Insurance Leader?	Mac Armstrong
8:25am – 8:30am	Long Term Plan: Palomar 2X	Mac Armstrong
8:30am – 8:40am	Q&A Session	
	Palomar Deep Dive	
8:40am – 8:50am	Culture And Talent	Michelle Johnson
8:50am – 9:20am	Specialty Product Expertise	Jon Christianson and Robert Beyerle
9:20am – 9:35am	Break	
9:35am – 10:05am	Reinsurance And Analytics	Jon Knutzen
10:05am – 10:20am	Operations And Technology	Jon Christianson
10:20am – 10:40am	Q&A Session	
10:40am – 10:50am	Break	
10:50am – 11:00am	Commitment To ESG	Angela Grant
11:00am – 11:30am	Path to 2X – Financials	Chris Uchida
11:30am – 11:35am	Closing Remarks	Mac Armstrong
11:35am – 12:00pm	Q&A Session	

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Palomar

Overview

PLMR 5.0 Palomar Investor Day – What We Want to Accomplish 6 Strategic Objectives : • Introduction of Palomar 2X strategic framework • Comprehensive review of business • Near term strategic initiatives • Introduce extended talent and expertise Highlights and Takeaways : • Significant runway for organic growth • Best in class approach to talent attraction and retention • A proven, flexible operational model that applies to new market segments and products • Continuous innovation in underwriting helps to identify new opportunities • A conservative approach to risk transfer minimizes losses and enhances profitability • A reputation as a partner of choice for industry leaders PROFITABLE GROWTH | EARNINGS PREDICTABILITY | LIMITED VOLATILITY

Company Profile TRACK RECORD OF DELIVERING STRONG GROWTH AND CONTINUED PROFITABILITY Specialty insurer using data analytics and underwriting acumen to capitalize on market dislocations and provide disruptive products that resonate with producers, other insurers and reinsurers Leading Earthquake insurer in the United States Admitted and E&S offerings with nationwide scope A.M. Best “A - (Excellent)” FSC group rating Risk transfer strategy limits exposure to major events and reduces earnings volatility Multi - channel distribution serving residential and commercial clients Committed to environmental, social, governance, diversity and inclusion initiatives 7

Recognizing How Far We Have Come 8 EXPANSION SINCE INCEPTION (GWP) • A small team addressing a single line of business... • ....Adding hurricane exposure and the associated analytics and risk transfer required... • ....Adding attritional loss exposure and the actuarial, claims and legal resources required... • ....Launching an affiliated MGA and an affiliated reinsurer... • ....Building an internal technology system to support in - house underwriting... • ....Completing an IPO and transitioning to life as a public company... • ....Expanding from a single office to a multi - state, hybrid work footprint... • ....Entering the E&S market and standing up several new products... • ....Entering the Casualty and Fronting markets... 18 26 Team Size: 42 44 58 77 122 151 168 (1) $7 $4 $20 $38 $9 $53 Adjusted Net Income: $52 2014 2015 2016 2017 2018 2019 2020 2021 LTM Q1'22 $120M $82M $55M $17M $ 252 M $155M $ 354 M $535M $ 603 M 1. As of June 1, 2022 2. This slide contains non - GAAP metrics. See GAAP reconciliation and definitions in the Appendix.

Our Strategy 9 MARKETS • Markets with attractive long term returns but fragmented competition • Straightforward risks, legal environments and claims processes • Willingness to enter dislocated markets • Scalable underwriting approach combining data analysis with human expertise • Lines of business that can leverage automation and improved risk selection at scale • Straightforward risks that can be quoted efficiently and perform homogenously • Open architecture model that leverages multiple distribution channels • Opportunities to solve a clear market need for producers • Inside Sales team extends agency reach and offers personalized service • Comprehensive risk transfer program utilizing excess of loss, quota share and property per risk coverages • Accumulate risks with attractive returns that are hard for reinsurers to access or aggregate • Flexibility to modify risk appetite and strategy to suit market conditions and maturity of programs • Products that are A.M. Best rated and clearly differentiated from alternatives • Flexible coverages compared to alternatives with rigid forms or limited options • Personal and commercial products available on an admitted and E&S basis PRODUCTS DISTRIBUTION UNDERWRITING RISK TRANSFER COMBINING DATA ANALYTICS, UNDERWRITING ACUMEN AND TECHNOLOGY TO CREATE FLEXIBLE PRODUCTS THAT DELIVER VALUE FOR POLICYHOLDERS, PRODUCERS, REINSURERS AND INSURANCE COMPANY PARTNERS

2021 Strategic Initiatives Check-In

	E&S COMPANY	PLMR-FRONT	CASUALTY DIVISION	EXCESS PROPERTY
WHY	• Serve certain risks that our admitted products cannot satisfy • React quickly to changes in market conditions • More efficient path to a national footprint and ability to service national business	• Compelling risk-adjusted returns and reliable, fee-based income stream • Enter new markets as a non-risk bearing insurance entity with the flexibility to selectively participate in risk over time • Strong MGA sector momentum with increasing demand for capacity and minimal market penetration	• Complement existing property insurance footprint and enhance economics • Limited incremental investment and new sources of fee income	• Reduced capacity has created attractive market conditions • An opportunity to write property business that is less susceptible to attritional losses • Further diversify our property offering
HOW	• Write business on a direct basis and via trusted and proven program administrators to scale quickly • Leverage our analytically driven underwriting framework to write business on a national scale	• Leverage existing talent and expertise within our Programs team • Fully reinsured and collateralized model • Target specialty MGAs, insurance carriers and reinsurers seeking an A.M. Best rated issuing carrier	• Hired Casualty veterans that bring industry experience, expertise and relationships • Initial focus on lines with a low claims frequency and severity that can enhance overall ROE • Utilize reinsurance to manage net exposure and minimize volatility • Leverage existing technology infrastructure	• Hired 30-Year Property veteran with proven track record of growth and profitability • Identifying the proper attachment point for each opportunity • Combined approach of using reinsurance and 3rd party capacity to limit our net line, reduce volatility and maximize revenue
PROGRESS	• $67 million of Q1 2022 GWP • 39% of overall Q1 2022 GWP • 182% year-over-year growth	• Several announced deals and strong pipeline of qualified opportunities • $30 million of Q1 2022 GWP • Targeting $80 to $100 million of managed Fronting GWP for YE 2022	• Launched Commercial General Liability and Professional Liability products • Completed quota share placements • Continued distribution network buildout	• Late Q2-2022 launch utilizing facultative reinsurance • Expect to complete quota share reinsurance treaty and 3rd party capacity agreement in Q3-2022

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Palomar

2022 Strategic Initiatives

SUSTAIN STRONG GROWTH	MONETIZE RECENT INVESTMENTS	ENHANCE EARNINGS PREDICTABILITY	SCALE THE ORGANIZATION

• **Generate strong top line growth within both heritage and newer lines of business**
• Record new business sales for Residential Earthquake in Q1
• Additional product growth within Inland Marine, Commercial All Risk and Residential Flood
• Scale PESIC to represent nearly 50% of total GWP
	• **Affirmed target of $80 to $100 million[1] of managed Fronting GWP for YE 2022**
	• Continued progress within Commercial General Liability, Professional Liability and Excess Property development
	• Prioritized quota share reinsurance, distribution network buildout and development of systems, forms and filings for new products
		• **Concerted effort to mitigate earnings volatility**
		• Aggregate reinsurance protects against event frequency and establishes an adjusted ROE floor of approximately 14%
		• Successfully placed quota share reinsurance for our new Casualty products
		• Continued reduction of continental wind exposure:
		  • Admitted Commercial All Risk run-off completed during 2021
		  • Specialty Homeowners transition to fronting arrangement in Texas and run-off elsewhere (Louisiana completed during 2021)
			• **Using technology and process optimization to reduce organizational costs enabling future scale and margin expansion**
			• Hired talent and expertise within actuarial, analytics, operations and technology departments to support growth
			• New hires leverage existing technology and infrastructure platforms to scale new initiatives efficiently

1. *Premium target excludes the transition of Texas Specialty Homeowners moving to a fronting arrangement*

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Palomar

What Makes Palomar A Specialty Insurance Leader?

Entrepreneurial and Experienced Management Team

LEADING SPECIALTY INSURANCE TALENT CONTINUES TO EXECUTE AND ADD DEPTH TO THE ORGANIZATION

NAME	EXPERIENCE (YRS)	PRIOR PROFESSIONAL EXPERIENCE
Mac Armstrong | Chairman & Chief Executive Officer	25+	Arrowhead General Insurance Agency | Spectrum Equity | Alex. Brown & Sons
Jon Christianson | President	20+	Holborn Corporation | John B. Collins Associates | Guy Carpenter
Chris Uchida | Chief Financial Officer	25+	Arrowhead General Insurance Agency | PwC
Jon Knutzen | Chief Risk Officer	25+	TigerRisk Partners | Holborn Corporation | Guy Carpenter
Michelle Johnson | Chief Talent & Diversity Officer	20+	Option One Mortgage | AMN Healthcare | Panasonic Avionics Corporation
Angela Grant | Chief Legal Officer	30+	CSE Insurance Group | Hippo | Esurance | Kemper | GEICO
Robert Beyerle | Chief Underwriting Officer	20+	Great American Insurance Company | Acordia Southeast
Bill Bold | Chief Strategy Officer	30+	U.C. San Diego School of Global Policy & Strategy | Qualcomm
Mark Brose | Chief Technology Officer	25+	Agosto Inc. | Gravie | Best Buy
Greg Tupper | Chief Information Security Officer	25+	UnitedHealth Group | Mocon | WellBeats

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Palomar

Analytically Driven, Disciplined Underwriting Scale with Technology Regulatory Considerations Third Party Utilization Avoid Complex Exposures Transferrable Model Adherence to Guidelines Financial Modeling Catastrophe/Loss Analytics Data - Driven Pricing Identify Market Need Risk Transfer Distribution Architecture ABILITY TO EXECUTE QUANTIFIABLE SUPPORT “WRITE WHAT WE KNOW” OPERATIONAL LONGEVITY 14

Comprehensive Risk Transfer Program 15 • XOL reinsurance coverage up to $2.08 billion for earthquake events and $900 million for hurricane events • Panel includes over 100 highly rated reinsurers and cat bond investors • Event retention of $12.5 million represents 3% of stockholders’ equity as of 3/31/22 • $25 million excess $30 million of catastrophe aggregate limit effective 4/1/2022 • Established an adjusted ROE floor of approximately 14% for 2022 based on the mid - point of the previously announced adjusted net income range of $80 - $85 million • Covered perils include but are not limited to earthquake, hurricane, convective storms and floods above a qualifying level of $2 million in ultimate gross loss • Quota share reinsurance used to further mitigate the impact of losses • Cede majority of exposure for attritional lines of business and earn attractive ceding commission • Utilize quota share and per risk coverage to manage net exposure to any single risk EARTHQUAKE ONLY EARTHQUAKE + HAWAII HURRICANE RETENTION $900M $12.5M $2.08B

Flexible Distribution Network 16 • Predominant channel for commercial property and casualty insurance • Much higher average premium than retail business • Rapid scale via utilization of existing distribution infrastructures • Products ultimately sold by retailers and wholesalers • Companion offers • Direct appointments with captive agents • Reinsurance for existing and new risks RETAIL AGENTS WHOLESALE BROKERS PROGRAM ADMINISTRATORS CARRIER PARTNERSHIPS • Primarily distribute personal lines products • High retention rates and rate stability • Cross - selling potential • Direct access to PASS, our agency portal MULTIPLE SOURCES OF GROWTH AND THE FLEXIBILITY TO RAPIDLY CAPITALIZE ON CHANGING MARKET CONDITIONS UNIQUE DISTRIBUTION MODEL LEVERAGES SCALABILITY AND ACCESS TO DIFFERENT MARKETS

Innovative Technology Platform 17 • Technology systems built for automation and efficiency • Integration between pricing models, policy administration and analytics • Ability to rapidly quote and bind policies for producers • API development for partners with Palomar Automated Submission System (PASS) • Real - time data and event reporting • Seamless communication with partner carriers and reinsurers • Scalable platform reduces operating costs and improves efficiency API Capabilities Customized API integration providing a streamlined transaction process to satisfy partner needs EMPHASIS ON THE USE OF TECHNOLOGY AND ANALYTICS ACROSS OUR BUSINESS

Numerous Growth Vectors

AVENUES	CONTINUED OPPORTUNITY
NEW PRODUCTS	• Monetize investments in new lines including General Casualty, Excess Property and Professional Liability • Scale Fronting business to $80 - $100M of GWP during 2022
NEW GEOGRAPHIC MARKETS	• Scale nationwide via E&S vehicle • Expand existing admitted market share in 34 current states and enter new states
NEW DISTRIBUTION OPPORTUNITIES	• Emerging distribution channels • Increasing cross-sell opportunities • National E&S partnerships • Fronting partnerships
ENHANCED REVENUE STREAMS	• Attract and transform risk • Generate fee and commission income

GROSS WRITTEN PREMIUM ($M)



CAGR: +51%
+56%
$155
$252
$354
$535
$386
$603
2018
2019
2020
2021
LTM Q1'21
LTM Q1'22

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Palomar

LEARNING IDENTIFY MARKETS LEVERAGE TALENT SYSTEMS & ANALYTICS RISK TRANSFER DISTRIBUTION DIVERSIFY The Palomar Approach 19 PREDICTABLE EARNINGS GROWTH CASUALTY EXCESS PROPERTY FRONTING TX SPECIALTY HOMEOWNERS RESIDENTIAL FLOOD E&S COMMERCIAL ALL RISK RESIDENTIAL EARTHQUAKE ADMITTED COMMERCIAL ALL RISK HAWAII HURRICANE COMMERCIAL EARTHQUAKE INLAND MARINE NON - TX SPECIALTY HOMEOWNERS ESTABLISHED EMERGING RUN - OFF / EXITED TRANSITIONING

Long Term Plan: Palomar 2X

Introducing PLMR 2X FUNDAMENTAL PRINCIPLES KEY COMPONENTS • Organic growth • A nchored by non - attritional loss business ( Earthquake and Hawaii Hurricane ) • Entry into new markets driven by replicable, analytics - driven process • Continued reduction in non - earthquake catastrophic exposure • Conservative and comprehensive risk transfer strategy • Fee income as a complementary and diversifying income stream • Investments in people, processes and systems to effectively scale the business • Commitment to ESG • Earthquake • Inland Marine: Builders Risk • Excess Property • General Casualty • Professional Liability • Flood • Fronting FINANCIAL OBJECTIVES • Continually doubling Underwriting Income over an intermediate timeframe through organic growth • Adjusted ROE greater than 20% • Maintain industry leading profit margins 21 PHILOSOPHY : AN ORGANIC BUSINESS STRATEGY DESIGNED TO DOUBLE UNDERWRITING INCOME IN A PREDICTABLE MANNER OVER AN INTERMEDIATE TIMEFRAME

Q&A

Palomar Deep Dive

Culture And Talent

Culture And Talent AUTHENTIC & AGILE ENVIRONMENT PROMOTABLE & ENGAGED WORKFORCE ENTREPRENEURIAL & PASSIONATE SPIRIT DIVERSITY, INCLUSION, COMMUNITY ENGAGEMENT & EQUALITY ( DICE) HYBRID & ACCOUNTABLE STRATEGIC RECRUITING • Underwriting, Tech, Analytics • Internship Program LEADERSHIP & TEAM MEMBER DEVELOPMENT • Succession Planning • Career Pathing TOTAL REWARDS • Pay for Performance • Short - term incentive and L ong - term incentive plans for all team members RETENTION & ENGAGEMENT • Engagement and Communication Strategy • Operational Efficiency 25

Workforce Overview 26 49 60 59 3+ Years 1-3 Years Less than 1 Year CURRENT TEAM TENURE (1) 2019 77 2020 122 2021 151 YTD (1) 168 HEADCOUNT 61% TOTAL WORKFORCE 2021 46% 34% 16% 4% Milennials Generation X Generation Z Baby Boomers 38% 62% Female Male 39% Non - white / One or more races White 61% 1. As of June 1, 2022

• 1:1’s • Goal Setting • Coaching & Feedback Compensation Work Life Benefits Career Development Performance & Recognition • Base Salary • Annual Bonus • L ong - term Incentive P lans for Everyone • Paid Time Off • Diverse Work Environment • Hybrid Work Environment • Health & Welfare • Retirement Planning • Wellness Programs • Internal Career Mobility • Leadership & Team Member Development • Professional Development Reimbursement 27 Team Member Experience

Specialty Product Expertise

Product Development PROVEN ROADMAP OF SUCCESSFUL SPECIALTY PRODUCT DEVELOPMENT AND DEPLOYMENT 29 LAUNCH UNDERSERVED MARKET BUSINESS CASE FINANCIAL AND STATISTICAL MODELING ENGAGE WITH PARTNERS POLICY FORMS AND PRODUCT FILINGS REGULATORY APPROVAL MARKETING OUTREACH CAMPAIGN TECHNOLOGY AND EXPERTISE

Analytical Underwriting 30 • Technology - enabled platform • Experienced entrepreneurial underwriters • Optimized balance of in - house and delegated authority IDENTIFY COMMON ATTRIBUTES TO REPLICATE ACROSS PRODUCTS AND MARKETS RESIDENTIAL EARTHQUAKE HAWAII HURRICANE RESIDENTIAL FLOOD COMMERCIAL EARTHQUAKE INLAND MARINE CASUALTY EMPHASIS ON INCORPORATING DATA ACROSS ALL PALOMAR PRODUCTS ALIKE • Analytically supported feedback loop • On - going training and technology progression • Risk - level profitability assessment

Deep Dive: Earthquake 31 • Jon Christianson – President and Founding Member, 20+ Years • Evan Kuhn – Vice President of Underwriting, 15+ Years LEADERSHIP • Retail Agents, Wholesale Brokers • Program Administrators • Strategic Partners DISTRIBUTION • $2.08 billion of total earthquake limit, including: • $675 million of catastrophe bonds placed across four tranches • $135 million of per occurrence protection through a 20% quota share treaty renewed on 1/1/22 UNDERWRITING APPROACH • Continued organic growth via both residential and commercial products • Capitalize on residential market dislocation and CEA disruption LONG TERM OBJECTIVE • Product designed to address historical market shortcomings to increase overall take - up rate • Priced at a granular level with flexible product features, delivered via a technologically efficient platform • Ability to serve admitted and E&S markets REINSURANCE

Residential Earthquake Market Opportunity 32 • On December 15 , 2021 , the CEA released a circular (OPS - 21 - 04 ) to all participating insurers addressing the CEA’s willingness to permit – and to an extent encourage – CEA participating insurers to offer non - CEA residential earthquake insurance options • CEA Participating Insurers comprise nearly 80 % of the residential property market in California DISLOCATION WITHIN THE RESIDENTIAL EARTHQUAKE MARKET NEW RESIDENTIAL EARTHQUAKE BUSINESS: VALUE SELECT GROWTH • Independent of changes to the CEA, residential earthquake production is exhibiting a strong trend (Value Select Production below) Jan Feb March April May June July Aug Sept Oct Nov Dec CY20 CY21 Linear (CY21) Linear Trend +40% • CEA Governing Board reduced Claims Paying Capacity in March 2022 ; downgraded by Fitch • Dislocation due to wildfire risk results in the remarketing of policies ; opportunity to sell earthquake • E&S capacity becoming more widely accepted in California personal lines ; freedom of rate and form

Business Development: Inside Sales Team 33 WHY HOW CURRENT STATUS • 20%+ of contacted agents become producers • Impactful LTV:CAC generation • Proactive outreach to insurance agents • Develop and nurture relationships • Demo PASS and encourage quoting • Pursue concrete written premium targets • Accelerate appointment of new agents • Deepen relationships with existing agents • Grow personal lines distribution • Analyze results to improve model EXCEPTIONAL OPERATIONAL EFFORT FOR BUSINESS AND PRODUCT DEVELOPMENT

Development of Business Mix 34 Residential Earthquake Fronting Commercial Earthquake Inland Marine Specialty Homeowners Commercial All Risk Hawaii Hurricane Residential Flood Other AS OUR BUSINESS EVOLVES , LINES WITH NO NET ATTRITIONAL LOSS ARE A FOCUS FOR PALOMAR $46 $25 $7 $30 $18 $16 $11 $3 $14 Q1 2022 GWP: $171M $29 $7 $2 $8 $8 $1 Q1 2019 GWP: $54M

Differentiated Products for Underserved Markets

Product	Opportunity	Palomar Offering
27% Residential Earthquake 15% Commercial Earthquake	• Competitors' products have limited options and are priced in broad territorial zones • An optional coverage that many property owners choose not to purchase due to high price and limited coverage options	• Products are priced at a granular level and offer flexible product features • Seek to expand the earthquake insurance market by attracting buyers who may not otherwise acquire protection
17% Fronting	• Capture highly structured, very low leverage fee business using existing capabilities, infrastructure and talent	• "A- Excellent" rated admitted and E&S insurance companies and experienced team to manage any inherent execution risk
11% Inland Marine	• Many admitted inland marine carriers avoid markets with perceived exposure to windstorms and earthquakes	• Utilize a technical risk pricing methodology that enables us to select and price risk appropriately
10% Specialty Homeowners	• Many insurers avoid coastal regions due to windstorm exposure	• Offered in markets that we identified through detailed analysis of pricing dynamics and historical loss ratios
6% Commercial All Risk	• The layered and shared commercial property market currently has a high level of market dislocation	• Offered on a national E&S basis to address certain risks which our admitted products previously could not satisfy
4% Hawaii Hurricane	• Coverage is required for homeowners that carry a mortgage for their homes in the state of Hawaii	• Preferred by local retail agents due to our "A-" rating and our easy-to-use technology platform
2% Residential Flood	• The current private market flood product offerings are scarce and outdated	• Broader coverage than the NFIP and more streamlined approval process with no required elevation certificate or waiting period
8% Other	• Additional market segments within the P&C industry with the potential to generate attractive risk adjusted returns	• Admitted and E&S offerings that harness existing strengths and complement our current product suite

1. *Percentages are as of Q1 2022 GWP for each product*

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Palomar

Deep Dive: Inland Marine 36 • Robert Beyerle – Chief Underwriting Officer, 20+ Years • Paul Kim – Vice President of Underwriting, 15+ Years • Cecil Wilson – Vice President of Underwriting, 30+ Years LEADERSHIP • Retail Agents, Wholesale Brokers and Program Administrators • Long - term relationships between Palomar underwriters and top distribution partners DISTRIBUTION • Quota Share coverage with a max net line of $3 million • Quota Share generates fee income via ceding commission UNDERWRITING APPROACH • Target profitable, well underwritten business sourced internally and from expert program managers • Increase participation in each line of business over time to maximize net income LONG TERM OBJECTIVE • Experienced underwriters with authority to make decisions to meet the time sensitive nature of the business • Flexibility with capacity allows underwriters to provide solutions to complex risks • Comprehensive product suite includes both admitted and E&S offering REINSURANCE

Deep Dive: Casualty

LEADERSHIP	• Ty Robben – Senior Vice President of Underwriting, 14+ Years • Gerrit VandeKemp – Vice President of Underwriting, 12+ Years
UNDERWRITING APPROACH	• Targeting low limit, low frequency and low severity business • Modern technology infrastructure enables quicker response times and data-informed underwriting • Experience and relationships enable rapid path to market and reinsurance support
DISTRIBUTION	• Wholesale Brokers • Program Administrators
REINSURANCE	• Quota Share coverage with a max net line of $2 million • Quota Share generates fee income via ceding commission
LONG TERM OBJECTIVE	• Build a profitable operation utilizing existing infrastructure, expertise and product development • Increase and maintain market share

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Palomar

Deep Dive: PLMR - FRONT 38 • Jason Sears – Executive Vice President and Head of Programs, 20+ Years • Brandon Loyd – Assistant Vice President of Programs, 15+ Years • Kent Watson – Assistant Vice President of Programs, 14+ Years LEADERSHIP • Insurance carriers with inadequate licensing (state or E&S) or lower rating • Reinsurer or reinsurers supporting and managing general agents (“MGAs”) DISTRIBUTION • Heavily protected with quota share reinsurance UNDERWRITING APPROACH • Compelling risk - adjusted returns and reliable, fee - based income stream • Enhancing ROE stability • Targeting $80 - $100 million (1) of GWP in 2022 LONG TERM OBJECTIVE • Currently take no risk positions with significant fee income from (re)insurance placement • Require collateral in excess of Statutory Accounting requirements • Oversee partners via underwriting, claims and financial audits REINSURANCE 1. Premium target excludes the transition of Texas Specialty Homeowners moving to a fronting arrangement

PLMR - FRONT Model 39 Quota Share Attributes PLMR - FRONT Current PLMR Retention 0% PLMR Gross Limit Exposed N/A PLMR Net Limit Exposed N/A PLMR Fee Income 1 5 - 8% • Fully reinsured and collateralized model to satisfy claims payment obligations • Risk is transferred to reinsurer(s) • Target 5 - 8% Fee Income and a contractual minimum fee • Collateral requirement of 100% - 150% of unearned premium and ultimate loss pick 1. Fee Income is defined as override received by Palomar from reinsurers in excess of the cost of acquisition PALOMAR INSURED REINSURER PREMIUM PREMIUM RISK RISK COLLATERAL FEE INCOME

Product Case Studies 40 PRODUCT OVERVIEW TARGET STRATEGY PARTNERSHIP OVERVIEW PERFORMANCE BUILDER’S RISK REAL ESTATE E&O COWBELL • Launched in January 2019 • Targeting the mid market Builder’s Risk segment • Accessing business via in - house underwriting and industry leading partners • Residential and commercial availability • Capacity varies by construction and project type • Ability to serve Admitted and E&S markets • Currently offered in 40 states • Inland Marine grew GWP 133% YoY • Builder’s Risk loss ratio of 25% for 2021 • 5% average QoQ rate increase • Valuations incorporate real - time labor and materials costs • Wholesale brokers (internal business) • Program administrators: TRU and PURE (external business) • Retail construction specialists • Launched in September 2020 • Admitted California Real Estate Agents Errors & Omissions Program • Management experience and expertise within this market • Limits up to $2M per Occurrence / $2M general aggregate • Enter market with known and proven underwriting in a niche market • Quota share terms allow for fee income via ceding commissions • GWP increased 150% YoY during 2021 • Assessing state and distribution expansion • Program administrator • Launched in October 2021 • Cowbell is one of the leading Cyber MGAs • Renowned reinsurance partners involved • Focus on small and mid - sized business segment • Allows for entry into Cyber market with strong expertise and risk transfer support • No conflict with existing internal initiatives • Quota share terms allow for above market override/fee • 100% quota share coverage • Current treaty period has a premium income cap INLAND MARINE CASUALTY FRONTING • Fee income stream • Strong traction and attractive market conditions • Attracting new reinsurers despite a severely constrained market • Rates exceeding initial expectations

Break

Reinsurance And Analytics

Palomar Reinsurance Overview 43 • Catastrophe per occurrence XOL reinsurance protects against severity of an event loss • Hold an event loss to less than one quarter of earnings and less than 5% of stockholders’ equity • Reinsurance coverage in excess of the 1:250 - year Peak Zone Probable Maximum Loss (“PML”) • 99.6% modeled probability that an event loss does not exceed the top of the reinsurance program • Catastrophe per occurrence reinsurance effectively manages high severity / low frequency risk of an EQ - driven portfolio • Historically, the per occurrence XOL reinsurance program has responded as designed • Aggregate catastrophe XOL reinsurance protects against the accumulation of multiple event losses • Introduced in 2021, the aggregate treaty collars the potential cumulative impact of multiple catastrophe events • Current treaty attaches at $30 million and provides $25 million of coverage, equivalent to two full $12.5 million losses • Coverage applies across all perils including but not limited to earthquake, hurricane, severe convective storm and flood for all qualifying event losses of $2 million or greater up to a maximum of $12.5 million per event • Quota share reinsurance used to further mitigate the impact of losses

6/1 Market Update • Secured $430 million of incremental limit to support growth; maintained per event retention at $12.5 million • Successfully issued $275 million of collateralized capacity through Torrey Pines Re 144A Catastrophe Bond, increasing the total Catastrophe Bond capacity to $675 million and further diversifying the reinsurance panel by accessing ILS investors on a multi - year basis • Maintained prepaid reinstatements for all layers excluding portions of the first $17.5 million layer • First layer would incur additional premium of up to $3.1 million after a non - EQ loss or $1.4 million after an EQ loss • Risk adjusted rate change of approximately 9% • Renewed Attritional and Business Unit specific Quota Share placements at 5/1 and 6/1 within expectations SUCCESSFUL 6/1 EXECUTION WITHIN HARDEST REINSURANCE MARKET IN RECENT HISTORY 44

Current Cat Program

Core Catastrophe Tower

- Coverage to a conservative level based on projected PMLs
  - $2.08 billion ground up coverage for Earthquake
  - $900 million ground up coverage for Hawaii Hurricane
- Layer 1 ($17.5 million xs $12.5 million) includes four limits
  - Two each for earthquake and all other perils ("AOP")

Inuring Catastrophe Reinsurance

- Commercial Earthquake Quota Share (renewed at 1/1/22)
- $675 million of fully collateralized, multi-year catastrophe bond coverage
- $200 million of additional traditional reinsurance capacity

Catastrophe Aggregate

- $25 million of protection after a $30 million retention
- Subject to maximum $12.5 million per event contribution after application of $2.0 million franchise deductible



EARTHQUAKE-ONLY LAYERS*
($875Mx250M, No Reinstatement)
TRADITIONAL
CAT BOND
CAT BOND
CAT BOND
TRADITIONAL
CAT BOND
$250M RETENTION
CA COMMERCIAL EARTHQUAKE QUOTA SHARE*
20% CESSION
80% RETENTION
CORE CAT XOL TOWER
$1.07B EARTHQUAKE
EARTHQUAKE ONLY
$900M HAWAII HURRICANE
EARTHQUAKE + HAWAII HURRICANE
$250M ALL PERILS
ALL PERILS
$17.5x12.5M SPLIT EQ-ONLY & AOP
$12.5M RETENTION
CAT AGG
$25M LIMIT
$30M RETENTION
*INURES TO BENEFIT OF CORE XOL TOWER

45

• In - depth portfolio analytics conducted on a monthly basis utilizing multiple catastrophe models, deterministic loss scenarios an d exposure profiles to assess risk to catastrophe losses and evaluate reinsurance coverage needs • The current program, effective June 1, 2022, provides ground up coverage to $2.08 billion for earthquake events and $900 mill ion for Hawaii hurricane events, substantially in excess of the modeled loss anticipated with the recurrence of the most severe historically significa nt catastrophes Current Cat Retention 2022E Adjusted Net Income $80.0 $85.0 $12.5 (1) CATASTROPHE RETENTION COMPARED TO ADJUSTED NET INCOME (2) ($M) REINSURANCE COVERAGE WELL IN EXCESS OF MODELED HISTORICAL EVENTS ($M) Reinsurance Program Designed to Minimize Earnings Volatility 1. Reinstatement premium required in addition to $12.5M retention 2. 2022 YE Adjusted Net Income guidance range 3. Based on exposure as of 3/31/2022 46 $2,080 $1,402 $1,043 $535 $511 $443 $292 $285 $279 $414 $900 Total PLMR EQ Limit CA 1906 San Francisco M 7.8 CA 1994 Northridge M 6.7 CA 1971 San Fernado M 6.7 NM 1811-12 Sequence M 7.8 CA 1868 Hayward M 7.0 NW 1949 Puget Sound M 6.5 CA 1857 Fort Tejon M 7.9 CA 1933 Long Beach M 6.4 HI 1992 HU Iniki Total PLMR HI HU Limit HISTORICAL EVENTS (3)

Highly-Rated Reinsurance Partners

- **Highly diversified and robust reinsurance panel with over 100 highly rated reinsurers and catastrophe bond investors**
- **Reinsurance partners either have an "A-" or better A.M. Best and/or S&P rating or post collateral**
  - **Over 94% of reinsurance limit is rated "A" or better**
- **Reinsurance contract enables the replacement of reinsurers that are downgraded or experience a 20% decline in Stockholders' Equity**

Reinsurance Panel as of June 1, 2022			
	Catastrophe XOL Limit		
Top 10 Reinsurance Partners	**($M)**	**% of Total**	**A.M. Best Rating**
Torrey Pines Re Pte[1]	400	19.9	Collateralized
Torrey Pines Re[2]	275	13.7	Collateralized
Houston Casualty Company	103	5.1	A++
Ariel Re Bda Limited obo Syndicate 1910	69	3.4	A
MS Amlin AG	57	2.9	A
Elementum Re Ltd. obo Allianz Risk Transfer AG	50	2.5	A+
Lancashire Insurance Company, Ltd.	50	2.5	A
Lloyd's # 1947 – GIC Re	45	2.2	A
Lloyd's # 1301 – Inigo Insurance	43	2.1	A
Vermeer Reinsurance, Ltd.	38	1.9	A

1. *$400 million Torrey Pines Re Pte., issued March 2021, is scheduled to mature June 2024*
2. *$275 million Torrey Pines Re, issued May 2022, is scheduled to mature June 2025*

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Palomar

Catastrophe Aggregate Recovery Example 48 • $25 million of ‘sideways’ reinsurance protection once cumulative net retained losses exceed $30 million • Treaty subject to $12.5 million per event limit, aligned with occurrence tower retention | attaches on a 3rd+ event basis Reinsurance Limit Cat Agg Retention $30M $55M Event 1 Event 3 Event 2 Event 4 Cat Agg XOL Reinsurance Limit Core Retention $12.5M $2.08B Event 1 Event 2 Event 3 Event 4 Core Cat XOL Tower 1 Losses in excess of $12.5M retention ceded to Cat XOL Tower 2 Cumulative subject losses in excess of $30M ceded to Cat Agg 3 Cat Agg recoveries supplement XOL Tower to establish ROE floor Event # 1 - EQ 2 - CS 3 - NS 4 - NS Total Gross Loss ($000s) 100,000 10,000 30,000 8,000 148,000 Ceded to XOL 87,500 - 17,500 - 105,000 Retained Loss / Event 12,500 10,000 12,500 8,000 43,000 Cat Agg Recovery 1 - EQ 2 - CS 3 - NS 4 - NS Loss Subject to Cat Agg 12,500 10,000 12,500 8,000 Cumulative Subject Loss 12,500 22,500 35,000 43,000 Cat Agg Recovery / Event - - 5,000 8,000 Cumulative Recovery - - 5,000 13,000 Summary 1 - EQ 2 - CS 3 - NS 4 - NS Total Gross Loss ($000s) 100,000 10,000 30,000 8,000 148,000 Ceded to XOL 87,500 - 17,500 - 105,000 Ceded to Cat Agg - - 5,000 8,000 13,000 PLMR Net Retained Loss 12,500 10,000 7,500 - 30,000

Earthquake Loss Example 49 • $100 million Gross Loss • $87.5 million ceded to Core XOL Tower • $12.5 million retained • Reinstatement Premium Due: $1.4 million 1 • Pre - tax loss = $13.9 million • Post - tax loss = $10.8 million • ROE drops from 19% to 17% 1. Maximum $1.4 million reinstatement premium due from an earthquake on a first event basis Event #1 – Earthquake ($000s) Gross Loss 100,000 Ceded to XOL (87,500) Loss Net of XOL 12,500 Reinstatement Premium 1,400 Pre - tax Net Loss 13,900 Post - tax Net Loss 10,842 ROE % 17%

Convective Storm Loss Example 50 • $10 million Gross Loss fully retained • Pre - tax loss = $10 million • Post - tax loss = $7.8 million • ROE drops from 19% to 18% 1 1. Considers impact to ROE from CS event in isolation (i.e., not including EQ event on previous page) Event #2 – Convective Storm(“CS”) ($000s) Gross Loss 10,000 Ceded to XOL - Loss Net of XOL 10,000 Reinstatement Premium - Pre - tax Net Loss 10,000 Post - tax Net Loss 7,800 ROE % 18%

Hawaii Hurricane Loss Example 51 • $30 million Gross Loss • $17.5 million ceded to Core XOL Tower • $12.5 million retained • Reinstatement Premium Due: $3.1 million 1 • Pre - tax loss = $15.6 million • Post - tax loss = $12.2 million • ROE drops from 19% to 17% 2 1. Maximum $3.1 million reinstatement premium due from a non - earthquake on a first event basis 2. Considers impact to ROE from HI Hurricane event in isolation (i.e., not including EQ event or SCS event on previous pages) Event #3 – Hawaii Hurricane ($000s) Gross Loss 30,000 Ceded to XOL (17,500) Loss Net of XOL 12,500 Reinstatement Premium 3,081 Pre - tax Net Loss 15,581 Post - tax Net Loss 12,153 ROE % 17%

Earthquake, CS and HI Hurricane Loss Example 52 • Catastrophe aggregate protection activates once cumulative subject losses exceed $30 million 1 • $5 million Cat Agg recovery supplements XOL recoveries to limit an accumulation of retained losses • Pre - tax financial impact of $34.5 million • Post - tax impact of $26.9 million ROE floor of approximately 14% • ROE would drop below 14% floor without protection afforded by the catastrophe aggregate XOL coverage 1. Loss Net of XOL = Subject Loss for purposes of illustration Events #1 - 3 Combined ($000s) Gross Loss 140,000 Ceded to XOL (105,000) Loss Net of XOL 35,000 Ceded to Cat Agg (5,000) Loss Net of Reinsurance 30,000 Reinstatement Premium 4,481 Pre - tax Net Loss 34,481 Post - tax Net Loss 26,895 ROE % excluding Cat Agg 13% ROE % inclusive of Cat Agg 14%

Quota Share Reinsurance 53 • Quota share reinsurance utilized to mitigate volatility from unexpected attritional losses • Reduce the net limit exposed to any given risk • Augment underwriting income with fee income generated through ceding commissions 1. Applies to the majority of our direct business with attritional loss exposure 2. Binary lines are excluded from the gross and net line exposed 3. Fee Income is defined as override received by Palomar from reinsurers in excess of the cost of acquisition Quota Share Attributes PROPERTY CASUALTY Current PLMR Retention 1 15 - 70% 23 - 50% PLMR Gross Limit Exposed $5 - 20M $1 - 5M PLMR Net Limit Exposed 2 $1.0 - 3.4M $0.3 - 2.0M PLMR Fee Income 3 4 - 6% 4 - 8% PALOMAR INSURED REINSURER PREMIUM PREMIUM RISK RISK FEE INCOME

Actuarial Overview 54 EXPERTISE • Incorporate feedback from in - house experts ranging from claims, underwriting and senior management • Streamline and implement liability analysis via models that implement actuarial standards of practice • Analyze different loss types to fully recognize company specific seasonality, demand surge and trends RESERVING PHILOSOPHY • Frequency/Severity tracking for real - time decision - making capability • Establish plan loss ratios and as - if storm scenarios supported by historical data and quantification of UW initiatives • Monitor profitability of on - going segments • Performance relative to margin targets guides decisions to enter or exit market segments PROPERTY • Risk - adjusted rate monitoring on bespoke exposures • New product support through filings, rating tools and pricing • Support the review and evaluation of new business opportunities • Design and advise on data capture and analysis to ensure the ability to make data - driven decisions CASUALTY • Ethan Genteman – Senior Vice President, 10+ Years, FCAS MAAA, Fellow of the Casualty Actuarial Society (CAS) • Ben Markowski – Assistant Vice President, 9+ Years, FCAS, Fellow of the Casualty Actuarial Society (CAS) RESPONSIBLE FOR ESTABLISHING, MAINTAINING AND LAUNCHING UNDERWRITING AND PRODUCT DEVELOPMENT

Exposure and Catastrophe Analytics

EXPERTISE	• Jon Knutzen – Chief Risk Officer, 25+ Years • Eric Hennen – Senior Vice President of Analytics, 15+ Years • George Dobrev – Senior Vice President of Analytics, 15+ Years
PROCESS	• Employ internally developed applications for the evaluation of portfolio KPIs such as PML, AAL, PML to Premium and AAL to Premium to track progress toward target metrics • Proprietary exposure management platform integrates detailed exposure data with modeled loss output from catastrophe models such as AIR Touchstone and RMS RiskLink and a dynamic simulation-based reinsurance model • Exposure is also monitored using geospatial and visual analytics applications including SpatialKey and Tableau • Monthly analyses quantify exposure to catastrophes including earthquakes, hurricanes, flood and severe convective storms
APPROACH	• Data Quality • Conservative View of Risk • Multiple model view to protect against bias • Consider deterministic loss scenarios in addition to modeled losses to stress test reinsurance program
CURRENT INITIATIVES	• Inflation initiatives: enhancing insurance to value assessments and validation processes • Integrating new lines of business into exposure management platform and expanding the data science capabilities • Working with underwriting to improve risk profile, enhance expected margin, identify strategies to reduce volatility

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Palomar

Case Study: Wind Exposure Management • Exited Admitted Commercial All Risk and Specialty Homeowners in Louisiana during 2020; run - off completed in December 2021 • Announced the exit of Specialty Homeowners business outside of the state of Texas in Q1 2022 and the conversion of Texas Homeowners to a Fr ont ed Program effective June 1, 2022 to further reduce continental hurricane and convective storm exposure 56 CONTINENTAL US HURRICANE METRICS MODELED CAT LOSS COMPOSITION * Wind AAL = Average Annual Loss from hurricanes and severe convective storms gross of reinsurance; our estimated net retained AAL from hurricanes and severe convective storms at September 30, 2022 is ~$6 million * Continental US Wind = Ceded Average Annual Loss from hurricanes and severe convective storms 545 361 223 2020 Q3 2021 Q3 2022 Q3 Projected 250 - yr PML (in $Millions) Continental US HU Gross 250 - yr PML 250 - yr PML to Prem 5.83 3.21 2.75 Wind AAL to Prem* 30.8% 23.0% 17.4% Subject Premium ($M) 93.51 112.25 81.18 29.4% 20.6% 9.6% 8.4% 13.2% 16.0% 62.2% 66.1% 74.4% 2020 Q3 2021 Q3 2022 Q3 Projected Composition of Ceded AAL: Losses in excess of $12.5M Continental US Wind* Hawaii HU Earthquake ACTIONS TO IMPROVE EXPECTED PROFITABILITY AND REDUCE VOLATILITY FROM CONTINENTAL US WIND EXPOSURE

Operations And Technology

Technology Operations 58 • Mark Brose – Chief Technology Officer, 25+ Years • Greg Tupper – Chief Information Security Officer, 25+ Years EXPERTISE • Scalable platform reduces operating costs and improves efficiency • Ability to rapidly quote and bind policies • Technology systems built for automation and efficiency • Integration between pricing models, policy administration and analytics • Real - time event reporting and data delivery PROCESS • Better service to policyholders and producers • API development for partners • No burden of legacy IT systems • Technology platform utilized to drive competitive advantage APPROACH • Ongoing development of systems to support new product lines • Delivery of producer - targeted enhancements to support customer satisfaction • Behind - the - scenes infrastructure evolution to facilitate operational scale • Continued strengthening of cyber posture CURRENT INITIATIVES

Technology at the Point of Sale • PASS, the policy administration system integrates submission gathering, policy issuance, underwriting, billing and portfolio analytics • Enables the effective use of predefined underwriting guidelines • Provides efficient real - time transparency to production partners • Dedicated team currently building APIs to integrate PASS into the point - of - sale systems of partner carriers and distribution partners • For certain residential products, agents can quote, bind and issue policies within minutes 59 THE BROWSER - BASED PALOMAR AUTOMATED SUBMISSION SYSTEM (“PASS”) ACTS AS THE INTERFACE WITH RETAIL AGENTS AND WHOLESALE BROKERS

Case Study: Underwriting & Product

INNOVATIVE ANALYTICS AND TECHNOLOGY HELP DEVELOP PRODUCTS AND ADVANCE UNDERWRITING CAPABILITIES

Residential Earthquake

- Advanced modeling on the RMS platform to develop admitted rates for Residential Earthquake, a driver of market-leading margin for the business
- E&S Residential Earthquake uses a proprietary algorithm that contemplates catastrophe model marginal impact and costs of risk transfer

Residential Flood

- Developed a variable resolution grid that afforded 23 million unique rating territories in the state of California | Grid expanded into 14 additional admitted states
- Integrating with data analytics firms to further refine underwriting granularity and exposure management. As agents quote within PASS, exposure and model detail are passed behind the scenes via API

Excess Property

- The underwriting platform integrates with third party modeling vendors to empower underwriters to select risks that are accretive to the overall portfolio, thereby maintaining or improving reinsurance costs



Palomar
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Case Study: Disaster Response • Rigorous, analytical focus on real - time dissemination of Event Reports to internal and external constituents • Real - time event reports shape the posture of the organization’s response in the critical early moments in and around an event • Reporting is shared with the appropriate internal stakeholders, TPAs, rating agencies and reinsurance providers • Hurricane event reporting initiates when the Cone of Uncertainty envelopes a geographic area that contains Palomar insureds • Earthquake event reporting initiates immediately following a material shake, with detailed reporting typically within 24 hours Ridgecrest Earthquake Magnitude 7.1 July 5, 2019

Claims Operations 62 EXTERNAL CLAIMS HANDLING • Angela Grant – Chief Legal Officer, 30 + Years • Teresa Urban – Vice President of Claims , 25+ Years • Jeff Lim – Associate General Counsel , 25+ Years EXPERTISE INTERNAL CLAIMS MANAGEMENT REPORTING PROCESS MANAGING CATASTROPHE EVENTS • Claims handling is outsourced to third parties to optimize costs given the low frequency nature of insured risks • Contract with multiple third - party administrators ("TPAs") to reduce reliance on any single TPA and to benefit from expertise of individual vendors in specific lines of business • Vice President of Claims is responsible for TPA oversight, which includes: • Management of loss reserves , pending reviews, catastrophe event preparation , negotiation and settlement • Files audited to ensure timely TPA reporting, accurate loss reserves, compliance and excellent service levels • Managerial requirements for TPAs include first notice of loss ("FNOL"), reserve and payment approvals, pending management, correspondence with insureds and regular reporting on all large loss claims • Claims are reported directly to internal team and the applicable TPA • Use of cloud - based reporting creates efficient monitoring and management of open claims • Technology infrastructure and data analytics enable swift identification of potentially impacted policies, assistance for customers through notifying TPAs and the mobilization of claims adjusters and appraisers • Perform simulations and work closely with TPAs to prepare for catastrophe events and ensure there are dedicated desk and field adjusters to handle the expected volume of claims • Insulates from “demand surge” following a catastrophe event

Q&A

Break

Commitment To ESG

Commitment To ESG 66 • Commitment to Environmental, Social and Governance (“ESG”) matters are fundamental to the business strategy and mission • Values - driven workplace that integrates ESG considerations into strategy, operations, capital allocation and investment decisions • Continue to take steps to reduce overall carbon footprint OVERVIEW TRANSPARENCY ESG PRIORITIES Access the ESG Portal and 2022 Sustainability & Citizenship Report Here: https://plmr.com/esg/ Reporting Aligned with Following Frameworks Climate Strategy Safety & Health Disaster Preparedness & Response Human Rights Diversity & Inclusion Community & Team Member Well - being Investment Management Governance Practices Data Privacy & Cybersecurity ENVIRONMENTAL 1 SOCIAL 2 GOVERNANCE 3 Human Capital Management As Asset Owners, Public Commitments / Signatories to Responsible Investment Initiatives

TOPIC APPROACH SELECT HIGHLIGHTS • Assess climate change - related risks, opportunities and potential impacts on business • Pledged to conduct first third - party assessment of the business’ carbon footprint in 2022 • Assessed climate - related risks and opportunities by aligning with the recommendations of the Task Force Climate - Related Financial Disclosures ("TCFD") • Provide sustainable solutions that help to enable resilient communities • Proactively manage the business to ensure the financial security and support each customer needs when a natural disaster occurs • Climate change - related products and services enable existing and prospective customers to better understand and manage their exposure to climate risks Environmental Priorities 67 Climate Strategy Disaster Preparedness & Response AS LEADERS IN RISK MANAGEMENT SOLUTIONS FOR EARTHQUAKES, HURRICANES AND OTHER CATASTROPHES, WE SEE FIRSTHAND THE IMPACT OF CLIMATE CHANGE ON THE LIVES OF AMERICANS

TOPIC APPROACH SELECT HIGHLIGHTS • Striving to create a diverse, inclusive and supportive workplace with opportunities for each team member to develop in their careers helps to attract and retain talent • Offering fair, competitive compensation and benefits to support our team members overall well - being • Employee - led DICE Council (Diversity, Inclusion, Community Engagement, and Equality), leads efforts that advise leadership on initiatives and best practices relating to diversity and inclusion • D&I yields greater organizational creativity and productivity, helping better serve customers and partners • Disclosing workforce diversity statistics for gender and ethnicity for new hires, total workforce and leadership • L aunched an initiative to measure and improve the diversity of our suppliers • Board diversity and independence ; 86% are independent of management and 71% are women or members of underrepresented communities • Committed to promoting a safe, health and productive work environment • Make continuous improvements by regularly assessing health and safety risks arising from business activities • Implemented hybrid work environment with established protocols to ensure operational reliability and employee safety • Provide comprehensive and leading benefits for all team members to ensure access to health and wellness programs • Promote a culture of civil engagement and partner with organizations to drive action and positive change within our communities • Continue to maintain minority depository institution (“MDI”) commitment • Launched Palomar Protects ™ with Team Rubicon engagement • Committed to human and labor rights principles outlined in standards like the United Nations “Universal Declaration of Human Rights” • Policies and trainings in place to identify and prevent discrimination bullying, harassment and other forms of workplace behavior • Formal Human Right Statement in place • Signatory of the United Nations Global Compact Social Priorities 68 Safety & Health Human Rights Community & Team Member Well - being Diversity & Inclusion (“D&I”) Human Capital Management

TOPIC APPROACH SELECT HIGHLIGHT • Standalone ESG committee oversees environmental, health and safety, corporate social responsibility, corporate governance, sustainability and other public policy matters relevant to the Company • President and Chief Risk Officer oversee enterprise risk management policies and practices, including climate - related risk • Chief Strategy Officer, Chief Legal Officer and Chief Talent & Diversity officer oversee ESG topics in their respective areas • Published new Sustainability and Citizenship Report aligned with TCFD and Sustainability Accounting Standards Board ("SASB") • Approved the adoption of declassifying our Board of Directors and annual election of directors via 5 - year sunset provision • Approved the removal of the supermajority requirement for certain amendments via 5 - year sunset provision • Launched Enterprise Risk Management Sub - Committee with Board and executive oversight • Our investment committee thoroughly reviews the ESG implications of investment decisions • At least quarterly, senior management reviews entire investment portfolio; ESG considerations are a primary component of the overall credit review of the individual holdings • Allocating 1% of investment portfolio into climate or green bonds • Signatory of the UN Principles for Responsible Investment • Signatory of the Principles for Sustainable Insurance • Formal responsible investment policy • Created a multi - layered security posture leveraging people, processes and technology • Maintain safeguards designed to help prevent unauthorized use, access and disclosure of personal information • Formal cybersecurity and data privacy policies in place 69 Investment Management Governance Practices Data Privacy & Cybersecurity PALOMAR CONTINUES TO PROACTIVELY MANAGE ESG RISKS TO PROVIDE THE FINANCIAL SECURITY AND SUPPORT THAT OUR CUSTOMERS EXPECT WHEN A NATURAL DISASTER OCCURS Governance Priorities

Palomar Protects ™ 70 • Entered a new partnership with Team Rubicon during 2021, a veteran - led nonprofit organization devoted to international disaster response • Team Rubicon deploys in the immediate aftermath of an event, before government aid reaches the affected community • Palomar team members will volunteer for front - line duty as part of Team Rubicon’s ‘grayshirt’ initiative • As natural disasters grow in intensity and frequency, Palomar Protects will help strengthen the resilience of the communities affected

Path To 2X - Financials

PLMR 5.0 Palomar Financials – The Path To 2X 72 Strategic Objectives : • Illustrative view of how our premium contributes to the bottom line • What is Palomar 2X? • What Palomar may look like at 2X, an illustrative “what if” – with our current products • Capital adequacy to facilitate Palomar 2X • Review Guidance Highlights and Takeaways : • We believe we can achieve Palomar 2X organically with our current product suite and will share: • An illustrative case study demonstrating how different lines of business impact financial metrics and overall results • What we mean when we say Binary, Fee, and Underwriting income • Sufficient capital base to facilitate long term growth

Financials – Illustration Definitions Underlying concepts presented in the financial statements 1. Ceded Premium • Made up of quota share and XOL reinsurance • Generally, quota share reinsurance is used as protection on attritional lines and generates a ceding commission that covers acquisition costs plus an override margin • Generally, XOL reinsurance protects against large catastrophic losses with an underlying retention to the Company. XOL also includes the Aggregate reinsurance expense that protects the business from multiple large events 2. Acquisition Expense • Made up of the amount paid to producers to generate the business offset by the ceding commission received from quota share reinsurers 3. Losses • Made up of the gross losses from claims offset by the losses ceded to reinsurers 4. Underwriting Income Before Overhead • Sum of 1, 2 and 3 • Internally defined as Underwriting Income before Other Underwriting Expenses (“OUE”). This allows for underwriting contribution margin before internal operating expenses to be analyzed for each product 73 Binary Products • Residential Earthquake, Commercial Earthquake, Hawaii Hurricane • High margin business with potential for larger events • Does not cover attritional losses, typical loss ratio is zero • XOL reinsurance is purchased to cover large catastrophic events • Ceded XOL distorts the combined ratio Fee and Underwriting Income • Property business includes Inland Marine Builders Risk, Excess Property, Commercial All Risk and Flood. • Non - property business without catastrophe exposure but with attritional loss exposure includes General Casualty, Professional Liability and other selected lines. • Historically this also included Specialty Homeowners • XOL reinsurance is required for property business to cover potential large catastrophic events, even though exposure is limited • Quota share reinsurance primarily covers proportional attritional exposure and generates fee income without volatility • Attritional losses are shared proportionally with quota share reinsurers Fronting Fee Income • Includes the new fronting lines as well as Texas Specialty Homeowners (in 2X illustrative example) • XOL reinsurance coverage is not required • Quota share reinsurance transfers all loss exposure and generates fee income without volatility • Attritional losses are shared proportionally with quota share reinsurers

Financials – 2021 Illustrative Example

****The information contained herein is provided for illustrative and discussion purposes only****

- This is an illustrative reconstitution of 2021 written premium showing some internal concepts used when looking at existing and new lines of business
- The rows highlighted in light blue and the Total column represent the information disclosed in typical financials and ratios are based on net premium and gross premium
- 2021 Palomar written premium of $535 million at scale, assuming all premium is earned, with Underwriting Income before Overhead of $110 million
- **Binary Income** represents lines only subject to catastrophes including Earthquake and Hawaii Hurricane.
  - **represents 56% of the premium and $100 million of Underwriting Income before Overhead and has no attritional losses**
- **Fee Income, including Fronting,** represents portions of the business where underwriting risk has been converted into fee income through risk transfer. This is seen within Inland Marine, Casualty, Fronting and other lines.
  - **represents 22% of the premium and $5 million of Underwriting Income before Overhead and has no attritional losses or catastrophe exposure**
- **Underwriting Income** represents portions of the business where risk is taken from an attritional loss standpoint. This includes retained portions of Inland Marine, Casualty, Flood and other lines.
  - **represents 22% of the premium and $6 million of Underwriting Income before Overhead and has a 57% attritional loss ratio (net)**
- **$110 million of total Underwriting Income before Overhead and a loss ratio that is confined by the fact that 78% of premium is not exposed to attritional losses**
- The path to Palomar 2X starts with doubling Underwriting Income before Overhead

		Binary	Fee Income		UW
	Total	Income	Fronting	UW	Income
Gross Premium	535	300	10	107	118
Ceded Premium - QS	(117)	0	(10)	(107)	0
Ceded Premium - XOL	(146)	(120)	0	0	(26)
Net Premium	272	180	0	0	92
Losses	(97)	0	(5)	(40)	(52)
Ceded Losses	45	0	5	40	0
Losses and LAE (net)	(52)	0	0	0	(52)
Acquisition Expense	(145)	(81)	(3)	(28)	(33)
Ceded Acquisition Expense	36	0	3	33	0
Acquisition Exp (net)	(109)	(81)	1	4	(33)
Underwriting Income Before OH	110	100	1	4	6
Net Premium Ratio	51%	60%	0%	0%	78%
Loss Ratio	19%	0%	-	-	57%
Acquisition Expense Ratio	40%	45%	-	-	37%
Combined Ratio Before OH	60%	45%	-	-	94%
Ratios on Gross Premium					
Ceded Premium Ratio	49%	40%	100%	100%	22%
Loss Ratio	10%	0%	0%	0%	45%
Acquisition Expense Ratio	20%	27%	-5%	-4%	28%
Combined Ratio Before OH	79%	67%	95%	96%	95%

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Palomar 2X Illustrative Example

****The information contained herein is provided for illustrative and discussion purposes only****

- **PALOMAR 2X Aims to:**
  - Double Underwriting Income, starting with Underwriting Income Before Overhead
    - Operating scale from Other Underwriting Expenses will further enhance Underwriting Income growth
  - This target is achievable organically with current products and assumes a consistent approach to risk transfer (excluding Specialty Homeowners)
- **Binary Income** represents 43% of premium and $180 million of Underwriting Income before Overhead and has no attritional losses
- **Fee Income, including Fronting**, represents 43% of premium and $26 million of Underwriting Income Before OH and has no attritional losses or catastrophe exposure
- **Underwriting Income** represents 14% of premium, $14 million of Underwriting Income before Overhead and has a 57% attritional loss ratio (net), 47% gross
  - Performance of individual products does not have a dramatic impact on overall results
- **$220 million of Total Underwriting Income before Overhead and a loss ratio that is confined by the fact that 86% of the premium is not exposed to attritional losses**
- **Available Levers:**
  - Modify participation on Binary, Fronting and/or Underwriting business
- **Capital Requirements and ROE**
  - Net Premium: Capital target ratios of 1.0x for Binary and 1.5x for all other premium
  - $452 million in illustrative net premium requires $408 million of capital, close to current levels
  - Growth in our capital base provides the flexibility to increase our risk participation over time
  - We believe we can achieve adjusted ROE in excess of 20% on the path to Palomar 2X

	Total	Binary Income	Fee Income Fronting	Fee Income UW	UW Income
Gross Premium	1,195	515	260	258	162
Ceded Premium - QS	(518)	0	(260)	(258)	0
Ceded Premium - XOL	(226)	(196)	0	0	(29)
Net Premium	452	319	0	0	133
Losses	(311)	0	(121)	(115)	(76)
Ceded Losses	236	0	121	115	0
Losses and LAE (net)	(76)	0	0	0	(76)
Acquisition Expense	(311)	(138)	(66)	(63)	(43)
Ceded Acquisition Expense	155	0	79	76	0
Acquisition Exp (net)	(156)	(138)	13	13	(43)
Underwriting Income Before OH	220	180	13	13	14
Net Premium Ratio	38%	62%	0%	0%	82%
Loss Ratio	17%	0%	-	-	57%
Acquisition Expense Ratio	34%	43%	-	-	32%
Combined Ratio Before OH	51%	43%	-	-	89%
Ratios on Gross Premium					
Ceded Premium Ratio	62%	38%	100%	100%	18%
Loss Ratio	6%	0%	0%	0%	47%
Acquisition Expense Ratio	13%	27%	-5%	-5%	26%
Combined Ratio Before OH	82%	65%	95%	95%	91%

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2022 Guidance 76 FULL YEAR 2022 CURRENT OUTLOOK Adjusted net income $80 to $85 million • Revised guidance assumption, guidance excludes unrealized gains and losses from mark - to - market fluctuations • Guidance reflects the conversion of the Texas Specialty Homeowners book to a front, reducing overall catastrophe exposure • Guidance assumes no losses from a major catastrophe • Guidance reflects the updated reinsurance completed at the 6/1/2022 reinsurance renewal • Adjusted net income growth of 54% at the midpoint of the guidance range • Full year adjusted ROE of approximately 19% at the midpoint of the guidance range • Full year adjusted ROE floor of approximately 14% with renewed aggregate program effective 4/1/2022 • Continental U.S. wind projected net average annual loss of approximately $6 million at 9/30/2022

Closing Remarks

Closing Remarks Highlights and Takeaways : • Significant runway for organic growth • A proven, flexible operational model that applies to new market segments and products • Continuous innovation in underwriting helps us identify new opportunities and products • A conservative approach to risk transfer minimizes losses and enhances profitability • Best in class approach to talent attraction and retention • A reputation as a partner of choice for industry leaders 78 WE ARE HIGHLY CONFIDENT IN OUR ABILITY TO EXECUTE ON THE PLMR 2X STRATEGIC PLAN

Q&A

Appendix

Distribution: Strategic Partnerships 81 EIGHT YEARS OF PARTNERSHIPS CONTINUE WITH THE MOST DIVERSE PIPELINE IN THE COMPANY’S HISTORY 2022 2021 2020 2019 2018 2017 2016 2015 2014

Reconciliation Of Non - GAAP Metrics Used In This Presentation 82 In Thousands Year Ended December 31 2016 2017 2018 2019 2020 2021 Net Income $ 6,614 $ 3,783 $ 18,219 $ 10,621 $ 6,257 $ 45,847 Adjustments Expenses Associated with IPO, tax restructuring, secondary offerings and one - time incentive cash bonuses - - 1,110 3,007 708 563 Stock - based compensation expense - - - 24,103 2,167 5,584 Expenses associated with retirement of debt - - 495 1,297 - 1,251 Expense associated with catastrophe bonds - - - - 399 1,704 Tax impact - - - (1,149) (664) (1,506) Adjusted Net Income $ 6,614 $ 3,783 $ 19,824 $ 37,879 $ 8,867 $ 53,443

Non - GAAP Metric Definitions Used In This Presentation 83 Adjusted Net Income is a non - GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underl ying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments whi ch would be included in calculating our income tax expense using the estimated tax rate at which the company received a deduction for these adjustmen ts. See “Reconciliation of Non - GAAP Metrics used in this presentation ” for a reconciliation of historic net income calculated in accordance with GAAP to historic adjusted net income. Adjusted ROE is a non - GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average begin ning and ending stockholders’ equity during the period. As we are providing this metric on a prospective basis only in this presentation, we are unable to provide a reconciliation to the unadjusted GAAP measure. Within our periodic SEC filings, we provide a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity. Underwriting Income is a non - GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealiz ed gains and losses on investments and interest expense. As we are providing this metric on a prospective basis only in this presentation, we are unable to provide a reconciliation to the unadjusted GAAP measure. Within our periodic SEC filings, we provide a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income ..